FOR IMMEDIATE RELEASE

PANGLOBAL BRANDS INC.

Announces Closing of Private Placement

Huntington Park, California, March 1, 2007 – Panglobal Brands Inc., (OTCBB:PNGB) (the "Company") announces that it has closed a common share private placement raising gross proceeds of $4,774,601. The Company has issued 10,610,226 common shares at a price of $0.45 per share.

The securities issued in this private placement have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

The proceeds of the financing will be used for general working capital and the acquisition of Mynk Corporation.

Notice Regarding Forward Looking Statements

Statements in this press release which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include the intended acquisition of Mynk Corporation. Actual results could differ from those projected in forward-looking statements due to numerous factors. Such factors include, among others, the inability of the Company to close the acquisition due to closing conditions not being fulfilled.

These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate.

CONTACT:

Panglobal Brands Inc

Felix R. Wasser, CFO

Phone: 818.788.7440